 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2021

Liberated Syndication Inc.
(Exact name of registrant as specified in its charter)
Nevada	000-55779	47-5224851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard, Suite 770, Pittsburgh, PA 15213
(Address of principal executive offices) (Zip Code)
(412) 621-0902
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed on a Current Report on Form 8-K, on March 12, 2021 the Board of Directors (the “Board”) of Liberated Syndication Inc., a Nevada corporation (the “Company”), determined that the following financial statements should no longer be relied upon due to errors in recording local sales and income tax, errors in recording VAT and General Sales Taxes, and errors in recording withholding tax related to restricted stock vesting events:

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The Consolidated Balance Sheet as of December 31, 2019, the Consolidated Statement of Operations for the year ended December 31, 2019, the Statement of Stockholders’ Equity for the year ended December 31, 2019, and the Consolidated Statement of Cash Flows for the year ended December 31, 2019, all as presented in the Company’s Annual Report on Form 10-K for the period ended December 31, 2019, as filed with the Securities and Exchange Commission on May 15, 2020.
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The related interim financial statements and interim financial statements for the first three quarters of 2019 and 2020.

On May 14, 2021, the Board determined that the following financial statements should no longer be relied upon due to errors in recording local sales and income tax, errors in recording VAT and General Sales Taxes, errors in recording withholding tax related to restricted stock vesting events, and errors associated with deferred tax calculations:

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The Consolidated Balance Sheet as of December 31, 2018, the Consolidated Statement of Operations for the year ended December 31, 2018, the Statement of Stockholders’ Equity for the year ended December 31, 2018, and the Consolidated Statement of Cash Flows for the year ended December 31, 2018, all as presented in the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on May 27, 2020.
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The related interim financial statements and interim financial statements for the first three quarters of 2018.

Management and the Board evaluated the Company’s financial statements from 2015 to 2020 and determined that only the financial statements for 2018 through 2020 require restatement.

The information in Item 8.01 is incorporated by reference into this Item 4.02.

Denis Yevstifeyev, the Chairman of the Audit Committee of the Board, has discussed with the Company’s independent accountant the matters disclosed in this Item 4.02.

The Company will correct the financial statements for 2018 and 2019 and the quarterly reports for 2020 in forthcoming amendments to the applicable Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Item 8.01 Other Events.

Tax Update

Federal Income Taxes: In the second quarter of 2020, the Company established an uncertain tax reserve of approximately $1.2 million related to an ongoing IRS examination. That examination was completed in the fourth quarter of 2020. As a result, the Company filed amended federal income tax returns for 2017, 2018, and 2019. As a result of filing amended returns the Company will remove its uncertain tax position reserve related to this examination in the fourth quarter of 2020.

State Sales Taxes:

In June 2018, the United States Supreme Court issued South Dakota v. Wayfair, Inc. (Wayfair) holding that a state may require a remote seller with no physical presence in the state to collect and remit sales tax on goods and services provided to purchasers in the state, overturning certain existing court precedent. This precedent also impacted state income tax apportionment rules.

As disclosed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 16, 2020, the Company failed to apportion revenue and file 2019 and 2020 state and local sales and income tax returns in the manner required by Wayfair. Using third party experts, the Company estimated its state income tax liability at $159,970 for 2020 and $120,358 for 2019. The Company estimated its state sales tax liability at $130,008 for 2020 and $119,102 for 2019. The Company began the process to normalize our related tax practices in the fourth quarter of 2020 and the normalization process for state sales taxes was completed in the second quarter of 2021. All state income tax returns that the company believes it is required to file for the 2019 tax year have been filed. 2020 state income tax returns are currently being prepared. In addition, the Company intends to make safe harbor estimated state income tax payments for its 2021 tax year.

Withholding Tax Related to Restricted Stock:

As disclosed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 16, 2020, during the third quarter of 2020, the Company determined that it had incorrectly reported the personal income related to its restricted stock vesting events in 2017, 2018, and 2019. The Company underreported such personal income, failed to report the income in a timely fashion and failed to withhold Federal withholding taxes at an appropriate level. The total amount of underreported employee personal income across the three years is $3,373,250. In addition, the Company failed to properly withhold taxes on $1,775,000 of reported employee personal income. As a result, the Company has amended its local, state and federal quarterly payroll tax filings for the third quarter of 2017, the second quarter of 2018, the fourth quarter of 2018, the second quarter of 2019, and the fourth quarter of 2019 and issued amended W2 reports of income to the impacted employees, officers, and directors. The Company is waiting for tax assessments associated with those amended reports and must estimate the liability for financial reporting purposes until it receives those assessments. The Company has completed the estimate of taxes, penalties and interest and estimates the net combined liability related to this error as of December 31, 2020 at approximately $2.1 million in taxes and $650 thousand in penalties and interest, of which $493 thousand was remitted in connection with its quarterly payroll tax filing amendments.

The Company will seek to obtain documentation from former officers that those individuals have made the appropriate income filings and payments. If the appropriate documentation is obtained, the Company anticipates receiving a credit for withholding taxes paid by the Company on behalf of the former officers against future payroll withholding tax liabilities.

The errors in Withholding Tax Related to Restricted Stock did not materially affect share count in any period.

VAT and Other Sales Use Taxes:

Effective January 1, 2015, the European Union (“EU”) began applying Value Added Taxes (“VAT”) to digital goods and services. Several additional countries where the Company has customers, such as Australia, have followed with indirect taxation of digital goods and services. These rules require a remote seller with no physical presence in the country to collect and remit VAT or General Sales Taxes (“GST”) on goods and services provided to purchasers in that country.

The Company has determined that its Webmayhem subsidiary (dba Libsyn) (“Webmayhem”) erroneously has failed to apportion revenue and file VAT and GST tax returns for the years 2015-2020 in the manner required by the EU and at least 3 non-EU jurisdictions. The Company has determined that its Pair Networks subsidiary (“Pair”) is VAT compliant in the EU and is evaluating three non-EU jurisdictions which have implemented VAT/GST on digital goods. The Company has engaged an international indirect tax compliance firm and is conducting an effort to accomplish appropriate apportionment and normalize its filings for international indirect taxes. Pair anticipates being fully normalized by the fourth quarter 2021. While the Company has initiated the VAT/GST normalization process for Webmayhem, the Company cannot estimate when this normalization effort will be completed. Webmayhem has completed its first step in normalization in the EU which is registration for VAT in the EU.

Using outside experts, the Company has completed its preliminary estimates for Webmayhem for 2015-2020 tax, penalty and interest liability and estimates the tax liability as of December 31, 2020 at approximately $1.35 million dollars and penalties and interest as being at least $725 thousand dollars. The Company has completed its preliminary estimates for its Pair subsidiary for 2015-2020 tax, penalty and interest liability and estimates that liability as of December 31, 2020 at approximately $150 thousand dollars in taxes and approximately $70 thousand dollars in penalties and interest.

One or more jurisdictions not included in the above estimates may assert that the Company may have liability for periods for which the Company has not collected VAT, GST, or other similar taxes, and if such an assertion or assertions succeeded it could materially hurt our business, financial condition, and operating results. In addition, one or more jurisdictions may change their laws or policies to apply their sales, use or other similar taxes to our operations, and if such changes were made it could materially hurt our business, financial condition, and operating results.

Conclusion:

The Company has performed a materiality assessment concerning the cumulative and combined tax errors as they relate to 2018-2019 financial statements and determined those errors, in total were material.

As a result of this materiality assessment and determination concerning the tax accounting errors, the Company also is reviewing and evaluating related internal controls and its recording and reporting of other personal income and payroll related information.

Loans

On December 27, 2017, the Company entered into a loan agreement (the “Loan Agreement”) among the Company, Webmayhem, Pair and First Commonwealth Bank, a Pennsylvania bank and trust company (the “Bank”).

As a result of the Company’s tax errors, the Company has several loan agreement non-compliance issues and was unable to provide 2020 audited financials to the Bank in a timely fashion. In addition, the Company is not in compliance with its Fixed Charges Coverage Ratio (as defined in the Loan Agreement).  The Company has provided the required notice and explanation to the Bank. In response, the Bank provided a “Reservation of Rights” response to the Company. The Company has adequate cash to repay the remaining loan balance under the Loan Agreement if required by the Bank.

As of March 31, 2021, the balance on the Term Loan was $2,800,000 and the associated revolver was fully drawn at $2,000,000.

Legal Update

On April 24, 2020, John Busshaus, the Company’s former Chief Financial Officer, filed a complaint against the Company with the American Arbitration Association (AAA) asserting claims arising from his employment relationship with the Company, including severance claims for wages, compensation and benefits, and claims of unlawful discharge and wrongful termination. Mr. Busshaus claims he resigned for “Good Reason” as defined in Section 8(c) of his employment agreement. The Company denies Mr. Busshaus’ claims in their entirety and is vigorously defending its position, including by asserting that certain failures by Mr. Busshaus while serving as CFO (including, but not limited to, the issues surrounding tax, withholding, and VAT described herein) preclude any severance award under his employment agreement. The Company has also asserted counterclaims for breach of fiduciary duty, professional negligence, fraud, unjust enrichment, and conversion.

The Company’s contingent liability related to this case consists of $1,195,833 in salary payments, 1,062,650 shares of Company stock, $1,400,000 bonuses, health care benefits, liquidated damages, back pay and front pay related to his February 2020 termination, and attorneys’ fees and expenses. Arbitration hearings have been scheduled for June 2021. The 1,062,650 shares of Company stock claimed by Mr. Busshaus are included in the Company’s shares outstanding.

On November 25, 2020, the Company, as plaintiff, on its own behalf and derivatively on behalf of its former parent company, FAB Universal Corporation (“FAB”), filed a complaint (the “Action”) in a Federal District Court against Hongcheng Zhang et al. The Action alleges that the defendants and certain companies owned by them (the “BVI Entities”) have committed, against the Company and derivatively on behalf of FAB, among other things, securities fraud under Colorado law, fraudulent concealment or nondisclosure of material information, and fraudulent representations. The Company successfully served the BVI entities and is in process of serving other defendants. The BVI Entities failed to satisfy the May 17, 2021 deadline for filing an answer to the Action.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2021, Richard Heyse resigned as Chief Financial Officer of the Company effective immediately. Mr. Heyse has agreed to remain with the Company as a consultant to assist in the preparation of the company's 2018 and 2019 restated financial statements and normalization of its outstanding tax compliance issues. Mr. Heyse had no disagreements with the Company’s Management, directors, or its outside auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION INC.

Date: May 18, 2021	By:	/s/ Laurie Ann Sims
Name: Laurie Ann Sims Title: President and COO